SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2002

Genesco Inc.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	0211340

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

1415 Murfreesboro Road Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (615) 367-7000

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURE

Item 9.   Regulation FD Disclosure.

     Genesco Inc. intends to hold its annual meeting of shareholders at 10:00 a.m. Central Daylight Time on Wednesday, June 26, 2002. The meeting agenda includes a presentation by Ben T. Harris, the chairman, and Hal N. Pennington, the president and chief executive officer of the Company, and the opportunity for shareholders attending the meeting in person to ask questions. The meeting will be broadcast live on the Internet. The webcast may be accessed through www.genesco.com.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Genesco Inc.

	By:	/s/ Roger G. Sisson

	Name:	Roger G. Sisson
	Title:	Secretary and General Counsel

Date: June 24, 2002

3